Exhibit 3.3

[logo] DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz



                            Certificate of Amendment
                       (PURSUANT TO NRS 78.385 and 78.390

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE  ONLY


              Certificate of Amendment to Articles of Incorporation
                             For Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:      Padova International U.S.A. Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The total number of voting common stock authorized that may be issued by the corporation is seventy five million (75,000,000) shares of stock having a $.001 par value and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the board of directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in factor of the amendment is: 32,500 .

4. Effective date of filing (optional): September 21, 2004

5. Officer Signature (required): /s/ Donald Dallape, CEO

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.



[logo]DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz




                                        Certificate of Amendment
                                   (PURSUANT TO NRS 78.385 and 78.390

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE  ONLY


              Certificate of Amendment to Articles of Incorporation
                             For Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:      Padova International U.S.A. Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Change of Name: to Execute Sports, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in factor of the amendment is: Unanimous .

4. Effective date of filing (optional): March 8, 2005

5. Officer Signature (required): /s/ Donald Dallape, President and CEO

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.